UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2017 (January 17, 2017)
MEDIA GENERAL, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(804) 887-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On January 17, 2017, Media General, Inc. (the “Company”) completed its previously reported merger (the “Merger”) with Neptune Merger Sub, Inc. (“Merger Sub”), a Virginia corporation and a wholly owned subsidiary of Nexstar Broadcasting Group, Inc., a Delaware corporation (“Nexstar”), pursuant to that certain Agreement and Plan of Merger, dated as of January 27, 2016, by and among the Company, Nexstar and Merger Sub (the “Merger Agreement”). The Company was the surviving corporation in the Merger and, upon consummation of the Merger, became a wholly owned subsidiary of Nexstar.

Item 1.02     Termination of a Material Definitive Agreement.

Credit Agreement

On January 17, 2017, in connection with the consummation of the Merger, the Company repaid in full and terminated that certain Amended and Restated Credit Agreement, dated as of July 31, 2013 (as amended and modified), by and among the Company, Royal Bank of Canada, as the administrative agent, and the other agents and lenders party thereto, and in connection therewith all lending commitments of the lenders thereunder were terminated, all guarantees provided by the Company and its subsidiaries were terminated and all collateral security interests and liens upon the personal and real property of the Company and its subsidiaries were terminated. In addition, the loans outstanding under the credit agreement among Shield Media LLC (and its subsidiary WXXA) and Shield Media Lansing LLC (and its subsidiary WLAJ), and a syndicate of lenders, dated July 31, 2013, were also refinanced in connection with the consummation of the new credit facilities of Nexstar.

Redemption of 2021 Notes

On November 1, 2016, LIN Television Corporation (“LIN Television”), a wholly owned subsidiary of the Company, directed The Bank of New York Mellon Trust Company, N.A., as trustee (the “2021 Senior Notes Trustee”) under the indenture, dated as of October 12, 2012, by and among LIN Television, the guarantors named therein and the 2021 Senior Notes Trustee (the “2021 Senior Notes Indenture”), to issue a notice of redemption to redeem in full the issued and outstanding $275 million aggregate principal amount of LIN Television’s 6.375% Senior Notes due 2021 (the “2021 Senior Notes”) on December 1, 2016 (the “Initial Redemption Date”) at a redemption price of 100% of the outstanding aggregate principal amount of the 2021 Senior Notes plus the applicable premium, plus accrued and unpaid interest to the Initial Redemption Date. The Initial Redemption Date was subsequently delayed and withdrawn on December 28, 2016. On December 28, 2016, a new notice of conditional redemption to redeem in full the 2021 Senior Notes on January 27, 2017 (the “New Redemption Date”) at a redemption price of 103.188% of the outstanding aggregate principal amount of the 2021 Senior Notes plus accrued and unpaid interest to the New Redemption Date. On January 17, 2017, in connection with the consummation of the Merger, LIN Television deposited or caused to be deposited funds in an amount equal to the aggregate redemption price for the 2021 Senior Notes, plus accrued and unpaid interest to the New Redemption Date, with the 2021 Senior Notes Trustee, and the 2021 Senior Notes Indenture was satisfied and discharged effective as of January 17, 2017.

Item 2.01     Completion of Acquisition or Disposition of Assets.

Business Combination with Nextstar

As described in the introductory note above, on January 17, 2017 the Company consummated the Merger. At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time, other than shares or other securities representing capital stock in the Company owned, directly or indirectly, by Nexstar or any of its subsidiaries or any subsidiary of the Company, was converted into the right to receive (i) $10.55 in cash, without interest (the “Cash Consideration”) and (ii) 0.1249 of a share of Nexstar Class A common stock (the “Stock Consideration”). In addition, the Company’s shareholders received a non-transferable contingent value right (“CVR”) for each of the Company’s shares, representing the right to receive net cash proceeds as received from the sale of the Company’s spectrum in the Federal Communication Commission’s ongoing spectrum auction (the CVRs, together with the Stock Consideration and the Cash Consideration, the “Merger Consideration”).

In addition, pursuant to the Merger Agreement, each unvested Company stock option outstanding immediately prior to the Effective Time became fully vested and each Company stock option was converted into an option to purchase Nexstar Class A common stock, at the same aggregate price as provided in the underlying Company stock option, with the number of shares of Nexstar Class A common stock determined by taking into account the Cash Consideration and the Stock Consideration. Additionally, holders of the Company’s stock options received one CVR for each share subject to the Company stock option immediately prior to the Effective Time. All other equity-based awards of the Company outstanding immediately prior to the Effective Time vested in full and were converted into the right to receive the Merger Consideration.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on January 28, 2016 and incorporated herein by reference.

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 17, 2017, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed and requested that the NYSE file with the SEC a notification of removal from listing on Form 25 with respect to the delisting of the Company’s common stock. Accordingly, the NYSE has filed a notification of delisting of the Company’s common stock from the NYSE and deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 with the SEC. The Company intends to file a Form 15 with the SEC to terminate or suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03     Material Modification to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time, other than shares or other securities representing capital stock in the Company owned, directly or indirectly, by Nexstar or any of its subsidiaries or any subsidiary of the Company, was converted into the right to receive the Merger Consideration. At the Effective Time, the Company’s shareholders ceased to have any rights as shareholders in the Company other than the right to receive the Merger Consideration.

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01     Changes in Control of the Registrant.

As a result of the consummation of the Merger in accordance with Section 13.1-720 of the Virginia Stock Corporation Act, a change of control of the Company occurred on January 17, 2017.

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Diana F. Cantor, Royal W. Carson, III, H.C. Charles Diao, Dennis J. FitzSimons, Soohyung Kim, Douglas W. McCormick, John R. Muse, Wyndham Robertson, Vincent L. Sadusky and Thomas J. Sullivan, resigned from his or her respective position as an officer of the Company and/or a member of the Company’s Board of Directors, and any committee thereof, effective as of the Effective Time. Immediately following the Merger, the director of Merger Sub serving immediately prior to the Effective Time became the director of the Company and the officers of Merger Sub serving immediately prior to the Effective Time became the officers of the Company.

In connection with the Merger, each of Vincent L. Sadusky, James F. Woodward, Deborah A. McDermott, and Andrew C. Carington has been terminated without cause effective as of the Effective Time, and, as a result, is entitled to receive the severance and benefits as provided under his or her employment agreement with the Company, subject to the executive’s execution and non-revocation of a separation agreement and release. In addition, effective as of the Effective Time, Timothy Mulvaney ceased to serve as the Company’s Controller and Chief Accounting Officer and, as a result, is entitled to certain payments and benefits as provided under his employment agreement, subject to his execution and non-revocation of a separation agreement and release.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, by virtue of the Merger, the articles of incorporation and bylaws of the Company were amended and restated in their entirety in accordance with the terms of the Merger Agreement. The Amended and Restated Articles of Incorporation of the Company and the Amended and Restated Bylaws of the Company are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01     Other Events.

On January 17, 2017, the Company and Nexstar issued a joint press release announcing the completion of the Merger and related transactions. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On November 1, 2016, LIN Television commenced an offer to repurchase for cash all or any part of its 5.875% Senior Notes due 2022 (the “2022 Senior Notes”) at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the “Change of Control Offer”). The Change of Control Offer was set to expire at 11:59 P.M. (New York City time) on November 30, 2016, and subsequently extended and then withdrawn on December 28, 2016. On December 28, 2016, LIN Television commenced a new offer to repurchase for cash all or any part of its 2022 Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the “New Change of Control Offer”). The New Change of Control Offer will expire at 11:59 P.M. (New York City time) on January 26, 2017.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of January 27, 2016, by and among Nexstar Broadcasting Group, Inc., Neptune Merger Sub, Inc. and Media General, Inc. (incorporated by reference to Exhibit 2.1 of Media General, Inc.’s Current Report on Form 8-K, event date January 27, 2016, filed with the SEC on January 28, 2016)

3.1	Amended and Restated Articles of Incorporation of Media General, Inc.*

3.2	Amended and Restated Bylaws of Media General, Inc.*

99.1	Joint Press Release of Media General, Inc. and Nexstar Broadcasting Group, Inc., dated January 17, 2017.*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date: January 17, 2017
/s/ Thomas E. Carter
Name: Thomas E. Carter
Title: Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of January 27, 2016, by and among Nexstar Broadcasting Group, Inc., Neptune Merger Sub, Inc. and Media General, Inc. (incorporated by reference to Exhibit 2.1 of Media General, Inc.’s Current Report on Form 8-K, event date January 27, 2016, filed with the SEC on January 28, 2016)

3.1	Amended and Restated Articles of Incorporation of Media General, Inc.*

3.2	Amended and Restated Bylaws of Media General, Inc.*

99.1	Joint Press Release of Media General, Inc. and Nexstar Broadcasting Group, Inc., dated January 17, 2017.*

* Filed herewith.